Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Global/International Fund, Inc. (formerly Deutsche Global/International Fund, Inc.) of our report dated October 25, 2018, relating to the financial statements and financial highlights, which appears in DWS European Equity Fund’s (formerly Deutsche European Equity Fund) Annual Report on Form N-CSR for the year ended August 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

November 26, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Global/International Fund, Inc. (formerly Deutsche Global/International Fund, Inc.) of our report dated October 25, 2018, relating to the financial statements and financial highlights, which appears in DWS International Growth Fund’s (formerly Deutsche International Growth Fund and Deutsche Global Growth Fund) Annual Report on Form N-CSR for the year ended August 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

November 26, 2018